UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2006

Hibbett Sporting Goods, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	63-1074067
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

451 Industrial Lane

Birmingham, Alabama 35211

(Address of principal executive offices)

(205) 942-4292

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Hibbett Sporting Goods, Inc. announced its net sales for the quarter and fiscal year ended January 28, 2006, in a press release issued on February 2, 2006.

The information in this Item, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

Item 7.01. Regulation FD Disclosures.

The information contained in Item 2.02 (including disclaimer) is incorporated by reference into this item 7.01.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

These exhibits are furnished pursuant to Item 2.02 and Item 7.01, respectively and shall not be deemed to be “filed”.

Exhibit No.	Description

99.1	Press Release Dated February 2, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTING GOODS, INC.

By:
Gary A. Smith
Vice President and Chief Financial Officer

February 3, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Dated February 2, 2006

EXHIBIT 99.1

(Hibbett Sporting Goods, Inc. Letterhead)

Contact:	Gary Smith
Vice-President &
Chief Financial Officer
(205) 942-4292

HIBBETT SPORTING GOODS ANNOUNCES SALES FOR

FOURTH QUARTER AND FISCAL 2006

•	January Comp Sales Up 5.0%
•	Fourth Quarter Comp Sales Up 2.5%
•	Fiscal 2006 Comp Sales Up 5.6%

BIRMINGHAM, Ala. (February 2, 2006) – Hibbett Sporting Goods, Inc. (NASDAQ/NM: HIBB), a rapidly growing sporting goods retailer, today announced sales for the fourth quarter and fiscal year ended January 28, 2006. The Company will report earnings results for both periods on March 9, 2006.

Net sales for the 13-week period ended January 28, 2006, increased 12.8% to $120.8 million, a new Company record, compared with net sales of $107.1 million for the 13-week period ended January 29, 2005. Comparable store sales for the fourth quarter increased 2.5% over the prior-year period.

Comparable store net sales data reflects sales for our Hibbett Sports and Sports Additions stores open through the 13-week periods ended January 28, 2006 and January 29, 2005.

For the 52-week fiscal year ended January 28, 2006, net sales increased 16.6% to $440.3 million, a new Company record, compared with $377.5 million for the 52-week period ended January 29, 2005. Comparable store sales for the year increased 5.6% over the prior-year period.

For the quarter, the Company opened a net of 23 new stores. For the year, the Company opened a net of 67 new stores, bringing the total to 549 stores in 22 states. Hibbett expects to open a net of approximately 80 to 85 new stores in fiscal 2007.

Commenting on the announcement, Mickey Newsome, Chairman and Chief Executive Officer, stated, “Hibbett continued the positive comparable store sales momentum through January that we have exhibited throughout the year. Equipment, footwear and apparel were all positive. We are pleased that our inventory management efforts continue to yield positive results, including faster turns and margin expansion.”

Hibbett Sporting Goods, Inc. is a rapidly growing operator of sporting goods stores in small to mid-sized markets, predominantly in the Sunbelt, Mid-Atlantic and Midwest. The Company's primary store format is Hibbett Sports, a 5,000-square-foot store located in enclosed malls and dominant strip centers.

A WARNING ABOUT FORWARD LOOKING STATEMENTS: Certain matters discussed in this press release are "forward looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, guidance, outlook or estimate. For example, our forward looking statements include statements regarding company growth, store opening plans, product performance, operating efficiencies, sales (including comparable store sales) and earnings expectations. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including economic conditions, industry trends, merchandise trends, vendor relationships, customer demand and competition. For a complete description of these factors, as well as others which could affect our business, you should carefully review the "Risk Factors," "Business" and "MD&A" sections in our Annual Report on Form 10-K filed on April 14, 2005 as amended on Form 10-K/A on April 19, 2005 and our most recent prospectus supplement filed May 2, 2003. In addition, our estimates of annual earnings for fiscal 2006 do not reflect the impact of Financial Accounting Standard 123(R) regarding share-based payments. In light of these risks and uncertainties, the future events, developments or results described by our forward looking statements in this document could turn out to be materially and adversely different from those we discuss or imply. We are not obligated to release publicly any revisions to any forward looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

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